Exhibit 23.4

CONSENT

Brazil Potash Corp.

198 Davenport Road, Toronto

Ontario, Canada, M5R 1J2

Re:	S-K 1300 Technical Report and the Registration Statement on Form F-1 of Brazil Potash Corp. (the “Company”)

ERCOSPLAN Ingenieurgesellschaft Geotechnik und Bergbau mbH (“ERCOSPLAN”) is the authoring firm of the report titled “Technical Report, Update of the Autazes Potash Project – Pre-Feasibility Study”, dated October 14, 2022 (the “Technical Report”), regarding the Company’s potash mining project known as the Autazes Project (the “Project”), which Technical Report was prepared in accordance with Item 601 and Subpart 1300 (“Subpart 1300”) under Title 17, Part 229 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended.

ERCOSPLAN understands that the Company makes reference to ERCOSPLAN’s name and the Technical Report in the Company’s Registration Statement on Form F-1 (the “Registration Statement”) that has been prepared and filed with the Commission in connection with the Company’s initial public offering of its common shares. ERCOSPLAN further understands that the Company uses certain extracts of, and information from, the Technical Report to describe and provide information regarding the Project in the Registration Statement (collectively, the “Expert Information”).

Accordingly, with respect to the Registration Statement, ERCOSPLAN does hereby consent to:

•	the use of, and references to, its name in the Registration Statement;

•	the use of, and references to, the Technical Report in the Registration Statement; and

•	the use of, in the Registration Statement, the Expert Information or any portions thereof.

ERCOSPLAN confirms that where its work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation set forth under Subpart 1300.

ERCOSPLAN further confirms that (i) it has been provided with a copy of the Registration Statement, (ii) its representatives have read the disclosure in the Registration Statement that relate to the Project, including the Expert Information, and (iii) such disclosure included in the Registration Statement does not contain a misrepresentation.

Dated: November 21, 2022

ERCOSPLAN INGENIEURGESELLSCHAFT GEOTECHNIK UND BERGBAU MBH

By:	/s/ Henry Rauche
Name:	Dr. Henry Rauche
Title:	Managing Director and CEO